UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2006, Richard Rees resigned as Vice President of Business Development of Digital Music Group, Inc. (“DMGI”) to join an Austin, Texas-based investment firm. The employment agreement between DMGI and Mr. Rees has been terminated effective December 31, 2006 with no further compensatory obligation from DMGI beyond that date. The terms and conditions of the Employment Agreement have been described in previous SEC filings by DMGI, including DMGI’s Registration Statement on Form S-1, filed with the SEC on September 29, 2005. A copy of Mr. Rees’ Employment Agreement was attached to such Form S-1 as Exhibit 10.17.

A copy of DMGI’s press release, dated December 28, 2006, which announced the departure of Mr. Rees, is attached hereto as Exhibit 99.1.

In the press release, DMGI also announced that Anders Brown, the Chief Operating Officer of DMGI, intends to resign effective March 31, 2007.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

99.1	Press release dated December 28, 2006 by Digital Music Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: January 3, 2007	By:	/s/ Karen Davis
	Name:	Karen Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated December 28, 2006 by Digital Music Group, Inc.